UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NORTHERN TIER ENERGY LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0763263
(State of incorporation or organization)	(IRS Employer Identification No.)

38C Grove Street, Suite 100

Ridgefield, Connecticut 06877

(203) 244-6550

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
Common units representing limited partner interests	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-177966

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common units representing limited partner interests in Northern Tier Energy LP (the “Registrant”) set forth under the captions “Prospectus Summary—The Offering,” “Distribution Policy and Restrictions on Distribution,” “How We Make Distributions,” “Description of Our Common Units,” “The Partnership Agreement,” “Common Units Eligible for Future Sale” and “Material Federal Income Tax Consequences” in the prospectus included in the Registrant’s Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission (the “Commission”) on December 13, 2011 (Registration No. 333-178457), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, the above-referenced description included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Commission.

Exhibit No.	Description

1.	Registrant’s Registration Statement on Form S-1 (Registration No. 333-178457), initially filed with the Securities and Exchange Commission on December 13, 2011, as amended (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-178457)).

3.	Form of First Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-178457)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Northern Tier Energy LP

By:	Northern Tier Energy GP LLC, its general partner

By:	/s/ Peter T. Gelfman
Name:	Peter T. Gelfman
Title:	Vice President, General Counsel and Secretary

Date: July 24, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

1.	Registrant’s Registration Statement on Form S-1 (Registration No. 333-178457), initially filed with the Securities and Exchange Commission on December 13, 2011, as amended (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-178457)).

3.	Form of First Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-178457)).

4